Filed pursuant to Rule 433(d)

Registration Statement No. 333-166240-01

*SUBS PX’D*    $450mm World Financial Network Credit Card (WFNMT) 2010-A

JOINT LEADS: Barclays (books), BofAML                             SEC REGISTERED

CLASS A CO-MANAGERS: JPM, RBC, RBS, Wells Fargo

CLS	$AMT-mm	WAL	S&P/F	L.FINAL	BNCH+SPRD	CPN	YLD%	$ PRICE
A	355.500	4.94	AAA/AAA	04/15/19	IntS +195	3.96	4.000	99.96820
M	16.875	4.94	AA/AA	04/15/19	IntS +320	5.20	5.258	99.99403
B	21.375	4.94	A/A+	04/15/19	IntS +489	6.75	6.950	99.57565
C	56.250	4.94	BBB/BBB	04/15/19		***	***	***

* First Payment Date: 08/16/10	* ERISA Eligible
* Expected Settle: 07/08/10	* B&D: Barclays

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.